UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 23, 2007

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7234	13-1926739
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD		21075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 379-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the Current Report on Form 8-K of GP Strategies Corporation, a Delaware corporation (“GP Strategies”), filed with the Securities and Exchange Commission on January 25, 2007 (the “Initial Form 8-K”) to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date on which the Initial Form 8-K was required to be filed. As previously reported in the Initial Form 8-K, on January 23, 2007, General Physics Corporation, the principal operating subsidiary of GP Strategies, completed the acquisition of certain assets and the business of Sandy Corporation, an unincorporated division of ADP, Inc., a Delaware corporation (“ADP”), from ADP, pursuant to an Asset Purchase Agreement dated December 22, 2006.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Audited Annual Carve Out Special Purpose Financial Statements and Unaudited Interim Carve Out Special Purpose Financial Statements of Sandy Corporation (a business unit within the ADP Dealer Services division of ADP, Inc.):

• Independent Auditors’ Report
• Statements of assets acquired and liabilities assumed as of June 30, 2006 and December 31, 2006
• Statements of revenue and direct expenses for the year ended June 30, 2006 and the six months ended December 31, 2006 and 2005
• Notes to financial statements

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Combined Financial Information of GP Strategies and Sandy Corporation (a business unit within the ADP Dealer Services division of ADP, Inc.):

• Pro Forma Combined Balance Sheet as of December 31, 2006
• Pro Forma Combined Statement of Operations for the year ended December 31, 2006
• Notes to Pro Forma Combined Financial Statements

(d)	Exhibits

2.1

Asset Purchase Agreement, dated as of December 22, 2006, between General Physics Corporation and ADP, Inc. Incorporated herein by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed on December 29, 2006.

	23.1	Independent Auditors’ Consent

Item 9.01 (a)         Financial Statements of Businesses Acquired

Table of Contents

Independent Auditors’ Report

Statements of Assets Acquired and Liabilities Assumed as of June 30, 2006 and December 31, 2006

Statements of Revenue and Direct Expenses for the year ended June 30, 2006 and the six months ended December 31, 2006 and 2005

Notes to Financial Statements

Independent Auditors’ Report

The Board of Directors and Stockholders

GP Strategies Corporation:

We have audited the accompanying statement of assets acquired and liabilities assumed as of June 30, 2006 and the related statement of revenue and direct expenses for the year ended June 30, 2006 of Sandy Corporation (a business unit within the ADP Dealer Services division of ADP, Inc.). These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.   An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X, as described in Note 1, and are not intended to be a complete presentation of the financial position or the results of operations of Sandy Corporation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of Sandy Corporation as of June 30, 2006 and Sandy Corporation’s revenue and direct expenses for the year ended June 30, 2006 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Baltimore, Maryland

April 10, 2007

Sandy Corporation (a business unit within the ADP Dealer Services division of ADP, Inc.)

Statements of Assets Acquired and Liabilities Assumed

(In thousands)

	June 30,	December 31,
	2006	2006
		(Unaudited)
Assets acquired:
Current assets
Inventory, net	$892	$740
Prepaid expenses	133	174
Total current assets acquired	1,025	914

Property and equipment, net	168	144

Total assets acquired	$1,193	$1,058

Liabilities assumed:
Current liabilities
Accrued expenses	$1,146	$1,027
Billings in excess of costs and estimated
earnings on uncompleted contracts	2,683	2,197

Total liabilities assumed	3,829	3,224

Net liabilities assumed	$(2,636)	$(2,166)

See accompanying notes to financial statements.

Sandy Corporation (a business unit within the ADP Dealer Services division of ADP, Inc.)

Statements of Revenue and Direct Expenses

(In thousands)

	Year Ended	Six Months Ended
	June 30,	December 31,
	2006	2006	2005
		(Unaudited)
Revenue	$70,878	$33,851	$36,714
Direct expenses:
Cost of revenue	61,807	29,201	31,625
Selling, general and administrative expenses	2,808	1,474	1,437
Total direct expenses	64,615	30,675	33,062

Excess of revenue over direct expenses	$6,263	$3,176	$3,652

See accompanying notes to financial statements.

SANDY CORPORATION (A business unit within the ADP Dealer Services division of ADP, Inc.)

Notes to Financial Statements

Year ended June 30, 2006 and six months ended December 31, 2006 and 2005

(1)               Description of Business and Basis of Presentation

Sandy Corporation (“Sandy”) is an unincorporated business unit within the ADP Dealer Services division of ADP, Inc. (“ADP”) which provides custom sales training and print-based and electronic publications primarily to the automotive industry.

On January 23, 2007, General Physics Corporation (“General Physics”), the principal operating subsidiary of GP Strategies Corporation (“GP Strategies”), completed the acquisition of certain operating assets and the business of Sandy. The purchase price at closing consisted of approximately $5.2 million in cash paid to ADP with cash on hand and the assumption of certain liabilities by General Physics to complete contracts, subject to post-closing adjustments.  The final cash purchase price was approximately $4.4 million after post-closing adjustments based on the final closing balance sheet of Sandy as of the effective date of the acquisition. In addition, General Physics may be required to pay ADP up to an additional $8.0 million, contingent upon Sandy achieving certain revenue targets, as defined in the Asset Purchase Agreement (the “Agreement”), during the two twelve-month periods following the completion of the acquisition.

The accompanying statements of assets acquired and liabilities assumed of Sandy as of June 30, 2006 and December 31, 2006 and the related statements of revenue and direct expenses for the year ended June 30, 2006 and the six months ended December 31, 2006 and 2005 (collectively, the “Financial Statements”) have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for inclusion in a Current Report on Form 8-K/A filed by GP Strategies and are not intended to be a complete presentation of Sandy’s assets and liabilities nor of its revenues and expenses.

The Financial Statements have been prepared from the historical accounting records maintained by Sandy and on the basis of the accounting policies and procedures as described in Note 2 — Summary of Significant Accounting Policies. Historically, Sandy was an unincorporated business unit within ADP’s Dealer Services division. Sandy was not a separate legal entity, subsidiary, or division of ADP, and was not operated or accounted for as a stand alone business. Stand-alone financial statements of Sandy have never previously been prepared or audited. In addition, the historical accounting records of Sandy exclude expenses for certain administrative support functions, such as human resources, treasury, tax, legal, procurement, risk management, and financial system support, software licenses and maintenance costs, which have been provided by ADP at the corporate level. The related costs have not historically been allocated to Sandy and cannot be objectively allocated to Sandy’s financial statements. Therefore, the Financial Statements are not intended to be a complete representation of the financial position or results of operations of Sandy for the year ended June 30, 2006 and the six months ended December 31, 2006 and 2005, nor are they indicative of the results to be expected from the future operations of Sandy.

The accompanying statements of revenue and direct expenses reflect revenues and related cost of revenues and direct selling, general and administrative expenses specifically identified to Sandy. Direct expenses include labor, employee benefits, depreciation and amortization, rent, utilities, other expenses, and allocations of certain overhead expenses specifically identifiable to Sandy. The statements of revenue and direct expenses exclude costs that are not directly related to Sandy, including corporate overhead expense allocations, interest income and expense, and income taxes.

The accompanying statements of assets acquired and liabilities assumed reflect the assets acquired and the liabilities assumed by General Physics pursuant to the Agreement. The assets and liabilities that have been excluded from the statements of assets acquired and liabilities assumed consist primarily of:

•       Cash and cash equivalents

•       Accounts receivable

•       Costs and estimated earnings in excess of billings on uncompleted contracts

•       Deferred income taxes

•       Accounts payable and certain accrued expenses

•       Accrued payroll and accrued payroll taxes

•       Income taxes payable

•       Assets and liabilities of employee benefit plans, other than accrued vacation

•       Commitments other than certain lease obligations

Statements of cash flows and statements of stockholders’ equity are not presented as General Physics did not acquire all of the assets nor assume all of the liabilities of Sandy, and the preparation of such financial information is not practical given the nature of the Financial Statements and the limited amount of information available specifically related to Sandy (See Note 3).

(2)                     Summary of Significant Accounting Policies

(a)                      Interim Financial Information

The statement of assets acquired and liabilities assumed as of December 31, 2006 and the statements of revenue and direct expenses for the six months ended December 31, 2006 and 2005 and the related notes are unaudited and, in the opinion of management, reflect all adjustments necessary for a fair presentation for the interim periods presented.

(b)                      Revenue Recognition

Sandy provides products and services to customers under fixed-price, fixed-fee per transaction, and time-and-materials contracts. Each contract has different terms based on the scope, deliverables and complexity of the engagement, requiring Sandy to make judgments and estimates about recognizing revenue. Revenue is recognized as services are performed or when products are shipped.

Under time-and-materials contracts, the contractual billing schedules are based on the specified level of resources Sandy is obligated to provide. As a result, for these “level-of-effort” contracts, the contractual billing amount for the period is a measure of performance and, therefore, revenue is recognized in that amount.

For certain fixed-fee per transaction contracts, revenue is recognized when the services are delivered in accordance with the pricing and terms outlined in the contracts. The customer is required to pay Sandy for the cost incurred in the event of contract termination.

For certain fixed-fee per transaction and fixed price contracts in which the output of the arrangement is measurable, revenue is recognized when the deliverable is met and the product is delivered based on the output method of performance.  The customer is required to pay Sandy for the cost incurred in the event of contract termination.

For fixed price contracts which typically involve a discrete project, such as development of training content and materials, delivery of training, or other projects, the contractual billing schedules are not based on the specified level of resources Sandy is obligated to provide. These discrete projects generally do not contain milestones or other reliable measures of performance. As a result, revenue on these arrangements is recognized using a proportional performance method, which is a variation of the percentage-of-completion method, and is based on the relationship of costs incurred to total estimated costs expected to be incurred over the term of the contract. This methodology is a reasonable measure of proportional performance since performance primarily involves personnel costs and services are provided to the customer throughout the course of the projects through regular communications of progress toward completion and other project deliverables. In addition, the customer typically is required to pay Sandy for the proportionate amount of work and cost incurred in the event of contract termination.

As part of Sandy’s on-going operations to provide services to its customers, incidental expenses, which are commonly referred to as “out-of-pocket” expenses, are billed to customers, either directly as a pass-through cost or indirectly as a cost estimated in proposing on fixed-price contracts. Out-of-pocket expenses include expenses such as airfare, mileage, hotel stays, out-of-town meals and telecommunication charges. Sandy’s policy provides for these expenses to be recorded as both revenue and direct cost of revenue in accordance with the provisions of EITF 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred.

In connection with its delivery of products, primarily for publications, Sandy incurs shipping and handling costs which are billed to customers directly as a pass-through cost.  Sandy’s policy provides for these expenses to be recorded as both revenue and direct cost of revenue in accordance with the provisions of EITF 00-10, Accounting for Shipping and Handling Fees and Costs.

For the year ended June 30, 2006 and the six months ended December 31, 2006 and 2005, revenue and direct costs of revenue of approximately $11.1 million, $5.8 million, and $5.1 million, respectively, are reflected in the accompanying statements of revenue and direct expenses for direct pass-through costs for out-of-pocket expenses and shipping and handling costs discussed above.

(c)                      Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts

Billings in excess of costs and estimated earnings on uncompleted contracts represents amounts collected in advance of performance under contracts. In accordance with the Agreement, General Physics has assumed the remaining contractual obligations relating to uncompleted contracts as of the acquisition date.

(d)                     Inventories

Inventories are stated at lower of cost or market, with cost determined using an average cost method.

(e)                      Property and Equipment

Property and equipment are carried at cost. Major additions and improvements are capitalized, while maintenance and repairs which do not extend the lives of the assets are expensed as incurred. Gain or loss on the disposition of property and equipment is recognized in operations when realized.

Depreciation of property and equipment is recognized on a straight-line basis over the following estimated useful lives:

Class of assets	Useful life
Machinery and equipment	3 years
Furniture and fixtures	3 to 7 years
Leasehold improvements	Shorter of asset life or term of lease

(f)                        Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets acquired and liabilities assumed and disclosure of contingent assets and liabilities at the date of

the financial statements and the reported amounts of revenue and direct expenses during the reporting period.   Actual results could differ from these estimates.

(3)                     Cash Flow Information

For the periods presented in the accompanying financial statements, Sandy’s financing requirements were provided by ADP and cash generated by Sandy was transferred to ADP. As Sandy was historically managed as a part of the ADP Dealer Services division of ADP and did not operate as a stand-alone entity, statements of cash flows were not prepared for Sandy. It is not practical to prepare historical cash flow information reflecting Sandy’s operating, investing, and financing cash flows, nor would the information be meaningful.

(4)                     Inventory

Sandy produces brand specific glovebox portfolios, brochures and accessory kits for its customers, which are installed in new cars and trucks at the time of vehicle assembly. Sandy designs these items and outsources their manufacture to suppliers which provide the raw materials, bind and/or sew the portfolio, assemble its contents, and ship the finished product to its customers’ assembly plants.  As of June 30, 2006 and December 31, 2006, Sandy had inventory balances of $892,000 and $740,000, respectively, which primarily consisted of raw materials for the glovebox portfolios, brochures and accessory kits.

(5)                     Property and Equipment

Property and equipment consist of the following (in thousands):

	June 30,	December 31,
	2006	2006
Machinery and equipment	$1,687	$1,698
Furniture and fixtures	573	506
Leasehold improvements	203	203
	2,463	2,407
Accumulated depreciation and amortization	(2,295)	(2,263)
	$168	$144

Depreciation and amortization expense included in the accompanying statements of revenue and direct expenses was $212,000 for the year ended June 30, 2006 and $62,000 and $105,000 for the six months ended December 31, 2006 and 2005, respectively.

(6)                     Accrued Expenses

Accrued expenses assumed by General Physics pursuant to the Agreement consist of the following (in thousands):

	June 30,	December 31,
	2006	2006
Accrued vacation	$316	$159
Accrued property taxes	23	29
Other accrued expenses	807	839
	$1,146	$1,027

(7)                     Lease Commitments

Sandy utilizes various real property, machinery and equipment under noncancelable operating leases between ADP and the lessors.  Such leases expire at various dates with, in some cases, options to extend their terms.  In connection with the Agreement, the leases were assigned to General Physics effective with the completion of the acquisition of Sandy.

As of June 30, 2006, minimum lease obligations under long-term operating leases are as follows (in thousands):

	Real	Machinery and
	property	equipment	Total
Six months ended December 31, 2006	$730	$199	$929
2007	1,437	294	1,731
2008	560	113	673
2009	—	12	12
Total	$2,727	$618	$3,345

Rent expense included in the accompanying statements of revenue and direct expenses was $1,637,000 for the year ended June 30, 2006 and $834,000 and $808,000 for the six months ended December 31, 2006 and 2005, respectively (net of sublease income of $184,000 for the year ended June 30, 2006 and $87,000 and $92,000 for the six months ended December 31, 2006 and 2005, respectively).

(8)                     Related Party Transactions

ADP provides various services to Sandy, including but not limited to, human resources, treasury, tax, legal, procurement, risk management, and financial system license, support and maintenance costs. Many of these indirect services are included as corporate overhead and have not been allocated to Sandy. Because all indirect overhead expenses have not been allocated to Sandy, the financial information included herein may not necessarily reflect the results of operations, financial position, and cash flows in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.  ADP allocates other direct expenses to Sandy, which primarily consist of employee benefits, payroll taxes, insurance, and other direct costs. Management believes the methodologies used by ADP to allocate expenses to Sandy are reasonable and represent appropriate methods of determining the direct expenses of Sandy. However, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgment, a requirement for more or fewer employees, and other factors.

Sandy utilizes office and warehouse space and certain equipment that are subject to leases between ADP and the lessors. In connection with the Agreement, the existing leases were assigned to General Physics effective with the completion of the acquisition (see Notes 7 and 10).

(9)                     Concentration of Credit Risk

Substantially all of Sandy’s customers are manufacturers in the U.S. automotive industry. For the year ended June 30, 2006 and the six months ended December 31, 2006 and 2005, sales to General Motors and its affiliates represented approximately 70%, 67%, and 69%, respectively, of Sandy’s revenue. No other customer accounted for more than 10% of Sandy’s revenue during these periods.

(10)              Subsequent Event

On January 23, 2007, ADP completed the sale of certain operating assets and the business of Sandy to General Physics, pursuant to the Agreement entered into on December 22, 2006. See Note 1 for further details. In connection with the acquisition, General Physics and ADP entered into a Transition Services Agreement, pursuant to which ADP agreed to continue to provide certain services for up to 90 days after the closing that had been provided by ADP to Sandy prior to the closing date. The transition services included email forwarding, use of communications infrastructure, read-only access to data, travel assistance and uninterrupted use of storage facilities on a limited charge basis.

Item 9.01 (b)             Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the combination of GP Strategies Corporation and subsidiaries (“GP Strategies”) and Sandy Corporation (“Sandy”). The unaudited pro forma combined financial statements were prepared using the historical consolidated financial statements of GP Strategies and the historical financial statements of Sandy. Please note that the unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of GP Strategies and Sandy, respectively. This information can be found in GP Strategies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in Item 9.01(a) of this Current Report on Form 8-K/A.

The unaudited pro forma combined balance sheet as of December 31, 2006 combines the audited consolidated balance sheet of GP Strategies as of December 31, 2006 and the unaudited statement of assets acquired and liabilities assumed of Sandy as of December 31, 2006 and gives effect to the acquisition as if the acquisition occurred on December 31, 2006.

The unaudited pro forma combined statement of operations for the year ended December 31, 2006 gives effect to the acquisition as if the acquisition occurred on January 1, 2006, the first day of GP Strategies’ fiscal year. The unaudited pro forma combined statement of operations for the year ended December 31, 2006 combines the audited consolidated statement of operations of GP Strategies for the year ended December 31, 2006 with the unaudited statement of revenue and direct expenses of Sandy Corporation for the twelve months ended December 31, 2006.  The unaudited pro forma combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expense resulting from the transaction or any additional costs that GP Strategies will be required to incur post-acquisition.

The purchase price allocation included in the accompanying unaudited pro forma combined financial statements is preliminary and is based on information that was available to management at the time the unaudited pro forma combined financial statements were prepared. Accordingly, the purchase price allocation is subject to change and the impact of such changes could be material.

The accompanying unaudited pro forma combined financial statements have been prepared for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved by the combined company for the periods presented or that will be achieved by the combined company in the future.

GP STRATEGIES CORPORATION AND SUBSIDIARIES

Pro Forma Combined Balance Sheet

December 31, 2006

(Unaudited)

	GP Strategies	Sandy
	Corporation	Corporation	Pro Forma		Pro Forma
(In thousands)	Dec. 31, 2006	Dec. 31, 2006	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$8,660	$—	$(4,393)	(a)	$4,267
Accounts and other receivables, net	26,628	—	—		26,628
Inventories	—	740	—		740
Costs and estimated earnings in excess of billings on uncompleted contracts	11,257	—	—		11,257
Deferred tax assets	1,115	—	63	(b)	1,178
Prepaid expenses and other current assets	5,296	174	—		5,470
Total current assets	52,956	914	(4,330)		49,540

Property, plant and equipment, net	1,859	144	—		2,003
Goodwill	56,815	—	1,602	(c)	58,417
Intangible assets, net	645	—	6,006	(d)	6,651
Deferred tax assets	7,420	—	—		7,420
Other assets	1,705	—	—		1,705
	$121,400	$1,058	$3,278		$125,736
Liabilities and Stockholders’ Equity

Current liabilities:
Current maturities of long-term debt	$30	$—	$—		$30
Accounts payable and accrued expenses	22,903	1,027	848	(e)	24,778
Billings in excess of costs and estimated earnings on uncompleted contracts	6,881	2,197	—		9,078
Total current liabilities	29,814	3,224	848		33,886
Long-term debt less current maturities	10,896	—	—		10,896
Other noncurrent liabilities	959	—	264	(f)	1,223
Total liabilities	41,669	3,224	1,112		46,005

Stockholders’ equity:
Preferred stock, par value $0.01 per share	—	—	—		—
Common stock, par value $0.01 per share	178	—	—		178
Additional paid-in capital	159,042	—	—		159,042
Accumulated deficit	(65,558)	—	—		(65,558)
Net liabilities assumed	—	(2,166)	2,166		—
Treasury stock at cost	(13,167)	—	—		(13,167)
Accumulated other comprehensive loss	(640)	—	—		(640)
Note receivable from stockholder	(124)	—	—		(124)
Total stockholders’ equity	79,731	(2,166)	2,166		79,731
	$121,400	$1,058	$3,278		$125,736

See accompanying notes to unaudited pro forma combined financial statements.

GP STRATEGIES CORPORATION AND SUBSIDIARIES

Pro Forma Combined Statement of Operations

Year ended December 31, 2006

(Unaudited)

		Sandy
	GP Strategies	Corporation
	Corporation	Twelve
	Year ended	months ended	Pro Forma		Pro Forma
(In thousands)	Dec. 31, 2006	Dec. 31, 2006	Adjustments		Combined

Revenue	$178,783	$68,874	$—		$247,657
Cost of revenue	152,217	59,955	—		212,172
Gross profit	26,566	8,919	—		35,485
Selling, general and administrative expenses	14,262	2,845	1,822	(g)	18,929
Operating income	12,304	6,074	(1,822)		16,556
Interest expense	1,558	—	—		1,558
Other income	964	—	—		964
Income before income taxes	11,710	6,074	(1,822)		15,962
Income tax expense	5,068	—	1,786	(h)	6,854
Net income	$6,642	$6,074	$(3,608)		$9,108

Basic weighted average shares outstanding	15,818	—	—		15,818
Diluted weighted average shares outstanding	16,731	—	—		16,731

Per common share data:
Basic earning per share	$0.42	—	—		$0.58
Diluted earnings per share	$0.40	—	—		$0.54

See accompanying notes to unaudited pro forma combined financial statements.

GP STRATEGIES CORPORATION AND SUBSIDIARIES

Notes to Pro Forma Combined Financial Statements

(Unaudited)

(1)	Basis of Presentation

On January 23, 2007, General Physics Corporation (“General Physics”), the principal operating subsidiary of GP Strategies Corporation (“GP Strategies”), completed the acquisition of certain operating assets and the business of Sandy Corporation (“Sandy”), an unincorporated business unit within the ADP Dealer Services division of ADP, Inc. (“ADP”).

The unaudited pro forma combined balance sheet gives effect to the acquisition of Sandy as if it had occurred on December 31, 2006. The GP Strategies consolidated balance sheet information was derived from its December 31, 2006 consolidated balance sheet included in its Annual Report on Form 10-K for the year ended December 31, 2006. The balance sheet information for Sandy was derived from the statement of assets acquired and liabilities assumed of Sandy as of December 31, 2006 which is included herein.

The acquisition was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma combined financial statements, is allocated to the net tangible and intangible assets of the business acquired in connection with the Asset Purchase Agreement (the “Agreement”), based on the estimated fair values as of the completion of the acquisition. Management has estimated the fair value of assets acquired and liabilities assumed based on the fair value attributable to the actual net tangible and intangible assets and liabilities of Sandy that existed as of the date of the completion of the acquisition.

The unaudited pro forma combined statement of operations gives effect to the acquisition of Sandy as if it had occurred on January 1, 2006, the first day of GP Strategies’ fiscal year. Because Sandy was not operated or accounted for as a separate legal entity, the historical statement of revenue and direct expenses of Sandy, included in the unaudited pro forma combined statement of operations, is not intended to be a complete presentation of Sandy’s results of operations. As such, the combined pro forma statement of operations does not include certain indirect expenses related to human resources, treasury, tax, legal, procurement, risk management, and financial system support, software licenses and maintenance costs, and interest expense that may be required post-acquisition.

(2)	Preliminary Purchase Price Allocation

The preliminary estimated purchase price is approximately $5.2 million, which has been determined as follows (in thousands):

Cash purchase price	$4,393
Estimated acquisition costs	848

Total estimated purchase price	$5,241

Under the purchase method of accounting, the total estimated purchase price is allocated to the acquired net tangible and intangible assets based on their estimated fair values as of the date of the completion of the acquisition. Based on management estimates of the fair values, the preliminary estimated purchase price allocation is as follows (in thousands):

Assets acquired:
Current assets	$797
Property and equipment	134
Deferred tax asset	63
Intangible assets:
Customer lists/relationships	4,701
Backlog	1,305
Goodwill	1,312
Total assets acquired	8,312
Liabilities assumed:
Accrued expenses	(1,068)
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,739)
Other liabilities	(264)
Total liabilities assumed	(3,071)
Total estimated purchase price	$5,241

(3)               Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a)                      Adjustment to record cash purchase price.

(b)                     Adjustment to record deferred tax asset for the estimated profit on the assumed deferred revenue balance which is not deductible for tax purposes.

(c)                      Adjustment to record goodwill resulting from the transaction. The pro forma adjustment amount for goodwill is different from what GP Strategies actually recorded on January 23, 2007 (see Note 2) as the unaudited pro forma combined balance sheet assumes that Sandy was acquired on December 31, 2006.

(d)                     Adjustment to record the following intangible assets acquired in connection with the acquisition:

•                  Customer lists/relationships asset of $4,701,000 which relates to the ability to provide services to existing customers and was estimated using the income method. This asset will be amortized on a straight-line basis over its estimated useful life of twelve years.

•                  Backlog asset of $1,305,000 which represents future services under firm contracts which existed as of the completion date of the acquisition and was estimated using the income method. We expect backlog to be recognized in revenue over approximately one year subsequent to the date of the acquisition. The order backlog will be amortized in proportion to the amount of the backlog recognized in revenue subsequent to the acquisition.

 GP Strategies utilized a third party valuation specialist to calculate the fair value of the intangible assets.

(e)                      Adjustment to record estimated transaction costs, which consist primarily of legal and accounting costs.

(f)                        Adjustment to record unfavorable lease liability for Sandy’s Troy, Michigan headquarters to be amortized over the remaining lease term which ends in May 2008.

(g)                     Adjustment to record $1,678,000 amortization expense for the acquired intangible assets and $144,000 of expense related to restricted stock units awarded to key Sandy employees in connection with the completion of the acquisition.

(h)                     Adjustment required to conform the pro forma combined income tax provision to the estimated effective income tax rate of the combined company.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements.  Forward—looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results.  We use words such as “expects”, “plans”, “intends”, “believes”, “may”, “will” and “anticipates” to indicate forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, but not limited to, those factors set forth under Item 1A - Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2006, and those other risks and uncertainties detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission.  We caution that these risk factors may not be exhaustive.  We operate in a continually changing business environment, and new risk factors emerge from time to time.  We cannot predict these new risk factors, nor can we assess the effect, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ from those expressed or implied by these forward-looking statements.

If any one or more of these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. We do not undertake to update any forward-looking statements made by us, whether as a result of new information, future events or otherwise.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: April 10, 2007	/s/ Sharon Esposito-Mayer
Sharon Esposito-Mayer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Asset Purchase Agreement, dated as of December 22, 2006, between General Physics Corporation and ADP, Inc. Incorporated herein by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed on December 29, 2006.

23.1	Independent Auditors’ Consent